Exhibit 99.1

GulfMark Offshore Elects

Two New Board Members

HOUSTON, September 18, 2013 — GulfMark Offshore, Inc. (NYSE: GLF) today announced the election of Steven W. Kohlhagen and Charles K. Valutas to its Board of Directors for terms expiring in June 2014.

Steven W. Kohlhagen is a retired financial executive who brings to the Board expertise in financial accounting, finance and risk management through his extensive experience in, and knowledge of, the financial, securities and foreign exchange markets. He has held various positions in the private sector, including investment banking, asset management, and most recently as a consultant with AMETEK, Inc. He currently serves on the Board of Directors, the Business and Risk Committee and the Compensation Committee of Freddie Mac. He also serves on the Boards of Directors for Abtech Holdings, Inc., Reval Inc. and AMETEK, Inc., the Advisory Board of Stanford Institute for Economic Policy Research at Stanford University, the Board of Advisors at Roper St. Francis Cancer Center and the Front Office Advisory Board at Bloomberg Sports.

Charles K. Valutas has over 30 years’ experience in the energy business. From 1979 – 2008, Mr. Valutas held various positions with Sunoco Inc., a large publicly held oil company, holding the positions of Sales and Product Manager, Vice President and General Manager, and most recently retiring as Senior Vice President and Chief Administrative Officer. Mr. Valutas serves as a Board member for the Philadelphia Orchestra, Drexel University, Drexel University College of Medicine, and the Chemical Heritage Foundation. Prior to his experience with Sunoco Inc., Mr. Valutas worked as a Certified Public Accountant for Arthur Andersen and Co.

Concurrent with the election of the new directors, the GulfMark Board of Directors elected to make changes in the composition of its established committees. The Compensation Committee now consists of Mr. David J. Butters (Chairman), Mr. Sheldon S. Gordon, Mr. Kohlhagen and Mr. Valutas. Mr. Kohlhagen and Mr. Valutas are new to this committee and Mr. Peter I. Bijur and Mr. Rex C. Ross rotated off this committee. The Audit Committee now consists of Mr. Brian R. Ford (Chairman), Mr. Bijur, Mr. Gordon, Mr. Ross and Mr. Kohlhagen. In addition to Mr. Kohlhagen, Mr. Ross is new to this committee. The Governance & Nominating Committee now consists of Mr. Bijur (Chairman), Mr. Ross, Mr. Ford, and Mr. Valutas. Mr. Gordon rotated off this committee and, along with Mr. Valutas, Mr. Ford is new to this committee.

GulfMark Offshore, Inc.

Press Release

September 18, 2013

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of offshore support vessels serving major offshore energy markets in the world.

Contact:	Michael Newman
Investor Relations
E-mail:	Michael.Newman@GulfMark.com
(713) 963-9522

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues are based on our forecasts for our existing operations. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the price of oil and gas and its effect on offshore drilling, vessel utilization and day rates; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delays or cost overruns on construction projects, and other material factors that are described from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved. These forward-looking statements speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.